EXHIBIT 10.9



                                    AGREEMENT

This agreement is made as of this 13th day of August 2001, by and between Small Town Radio, Inc. ("The Company"), with principal offices at 12600 Deerfield Parkway, Suite 100, Alpharetta, GA 30004, and ceoHeadlines, Inc. with principal offices at 3601 Hempstead Turnpike, Levittown, New York 11756.

Whereas, The Company desires to retain ceoHeadlines, Inc. to perform services for it and ceoHeadlines, Inc. is willing to undertake and provide such services as hereinafter fully set forth.

The parties agree as follows:

The Company's profile will be posted on ceoHeadlines.com for a three month period ("Initial Three Month Period") commencing on September 1, 2001 and concluding on November 30, 2001.

The terms and conditions are as follows:

The Company shall pay $900.00 to ceoHeadlines, Inc. representing the first three months and $15,400.00 worth of the Company's common stock based on the current price of the stock, which is $.11 (Eleven Cents) per share as of August 13, 2001. Therefore, the company shall irrevocably issue to ceoHeadlines, Inc. a total of 140,000 (One Hundred Forty Thousand) shares of the Company's common stock. It is understood that all shares are restricted and will be dated as of September 1, 2001. The Company shall immediately notify its transfer agent to issue said shares to ceoHeadlines, Inc.

The Company shall have three options to extend this agreement past the Initial Three Month Period (for a maximum total of twelve months including the Initial Three Month Period) for the same terms and conditions as set forth in this agreement. The Company shall have until seven calendar days prior to the conclusion of each three month period to sign an addendum with ceoHeadlines, Inc. to extend this contract for an additional three month period. For each additional three month period, the Company shall pay $900.00 (nine hundred) and $15,000 (fifteen thousand) worth of the Company's common stock. The number of shares issued at the time will be based on the market price of the stock at the that time using the following calculation: the Price of the stock will be defined as "the five day trading average of the price of the Company's common stock preceding the 10 day of the new three month period." The number of shares issued to ceoHeadlines, Inc. will be determined by dividing $15,000.00 by said Price.

In the event the Company is profiled for the entire twelve month period, they will then have the right to profile for an additional three months for no charge whatsoever.

The Company represents that all restricted shares issued to ceoHeadlines, Inc. will have a one (1) year hold from the date of issuance. The Company shall be responsible for obtaining opinion letters from counsel regarding the sale of said shares and agree to pay any costs associated with opinion letters.

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Services to be Provided by ceoHeadlines. Inc.
--------------------------------------------

ceoHeadlines, Inc. will provide an email campaign of a minimum of 50,000 emails per month for The Company. The Company will be mentioned on the emails and there will be a direct link to ceoHeadlines.com.

In addition, ceoHeadlines, Inc. will actively market the site through various means including but not limited to affiliate programs, indexing of search engines and doorway pages.

ceoHeadlines, Inc. has an affiliation with PR.com and as a result the Company and its designated officer will be listed on PR.com for the entire period that they are profiled on ceoHeadlines.com.

Obligations of The Company
--------------------------

All information to be disseminated in any way by ceoHeadlines, Inc. on the Company's behalf or included in the ceoHeadlines, Inc. websites, shall be provided to ceoHeadlines, Inc. by the Company. The Company hereby acknowledges that it shall be solely and exclusively responsible for the content of all information to be disseminated, and that all information provided to ceoHeadlines, Inc. for distribution shall contain no material misrepresentation of fact, or material omissions of fact, and shall comply in all manners with all applicable federal and state securities laws as well as all other laws.

Relationship of the Parties
---------------------------

It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them and that ceoHeadlines, Inc.'s relationship to the Company shall be as an independent contractor. Nothing in this Agreement is intended to make either party a general or special agent, legal representative, subsidiary, joint venture, partner, employee or servant of the other for any purpose or to confer upon either party the right of a third party beneficiary. ceoHeadlines, Inc. makes no representation or warranty as to the accuracy or completeness of any of the information on its web sites.

Indemnity
---------

A. The Company hereby promises and guarantees to defend, indemnify and hold harmless ceoHeadlines, Inc. and any and all of its past, present and future officers, employees, stockholders, parent corporations, subsidiaries, directors and agents from and against any and all loss, liability, charge, claim, cost, demand damage, expense and obligation, including counsel and attorney's fees, which may arise by reason of, or as a consequence of the breach of any of the terms, covenants, conditions, representation or warranties contained in this Agreement, including the failure by The Company to provide full, complete and accurate information.

B. ceoHeadlines, Inc. hereby promises and guarantees to defend, indemnify and hold harmless the Company and any and all of its past, present and future officers, employees, stockholders, parent corporations, subsidiaries, directors and agents from and against any and all loss, liability, charge, claim, cost, demand damage, expense and obligation, including counsel and attorney's fees,


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which may arise by reason of, or as a consequence of the breach by ceoHeadlines,
Inc. of any of the terms, covenants, conditions, representations or warranties contained in this Agreement, provided, however, that the indemnification provided for in this paragraph shall not apply if a third party claim or suit is based on information provided to ceoHeadlines, Inc. by the Company or any agent or affiliate thereof, or any omission of information by the Company or any agent or affiliate thereof.

Other activities of ceoHeadlines, Inc.
--------------------------------------

The Company recognizes that ceoHeadlines, Inc. renders its services to other companies and that ceoHeadlines, Inc. shall not be required to devote its full time and attention to the performance of its duties under this agreement but shall devote only so much of its time and attention as it deems necessary.

Governing Law
-------------

This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without regard to conflict of law.

Binding Effects: Assignment
---------------------------

This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors, and assignees. In addition, this agreement will survive a change in the Board of Directors.

The undersigned party signing on behalf of The Company represents and warrants that they have the authority to enter this contract on behalf of The Company.

In Witness Whereof, the parties hereto have executed this Agreement the day and year above written.




By: /s/ Donald Boyd   Date: 8-15-01   By: /s/ Howard Schwartz Date:8-17-01
    Small Town Radio, Inc.                                    ceoHeadlines, Inc.
    Donald Boyd                                               Howard Schwartz
    President                                                 President